Exhibit 10.1

SHARE PURCHASE AGREEMENT

TABLE OF CONTENTS

SECTION 1 DEFINITIONS AND INTERPRETATION

SECTION 2 REPRESENTATIONS AND WARRANTIES OF THE VENDOR

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4 PURCHASE AND SALE

SECTION 5 CLOSING

SECTION 6 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

SECTION 7 CONDITIONS PRECEDENT TO THE VENDORS' OBLIGATIONS

SECTION 8 CONDUCT OF BUSINESS PRIOR TO CLOSING

SECTION 9 EXAMINATION AND WAIVERS

SECTION 10 INDEMNITIES

SECTION 11 GENERAL

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 27th day of April, 2004

BETWEEN:

BRENT MCMULLIN, business person, of 1815, Surrey, British Columbia V4A 6C7;

(the "Vendor")

AND:

HIGHLAND CLAN CREATIONS CORP, a company incorporated under the laws of the State of Nevada having its office at Suite 219 10654 Whyte Avenue, Edmonton, Alberta T6E 2A7;

(the "Purchaser")

WHEREAS:

  The Vendor is the legal and beneficial owner of 100 Common shares without par value in the capital of Legacy Bodysentials Inc., a British Columbia company (the "Company"), such shares being all of the issued shares in the capital of the Company;

  The Vendor has each agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of the Vendor's legal and beneficial interest in the shares in the capital of the Company on the terms and conditions as hereinafter contained;

WITNESSES that in consideration of the premises and the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which being hereby acknowledged by each party), the parties covenant and agree as follows:

SECTION 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Agreement the following words and phrases shall have the meanings set forth after each:

(a) "Business" means the business currently and heretofore carried on by the Company consisting of the manufacture of nutritional and health related products as more particularly described in the attached Schedule "A";

(b) "Closing", "Closing Time", "Closing Date" means 10:00 a.m. on April 27, 2004, or such other time or date as may be agreed upon in writing by the parties;

(c) "Company Act" means the Company Act of British Columbia in effect at the date of this Agreement;

(d) "Directors" means the persons holding the positions of directors of the Company;

(e) "Governmental Authority" means any federal, provincial, state, municipal, county or regional government or governmental authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing;

(f) "Income Tax Act" means the Income Tax Act of Canada in effect on the date of this Agreement;

(g) "Key Employees" means the individuals employed by the Company and designated as "Key Employees" in Schedule C;

(h) "Material Contracts" means those subsisting commitments, contracts, agreements, instruments, leases or other documents entered into by the Company by which it is bound or to which it or its assets are subject which have total payment obligations on the part of the Company which exceed $5,000 or are for a term of or in excess of one year;

(i) "Notice" means any citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other written communication;

(j) "Permits" means all licenses, permits, consents, authorities, certificates and registrations which are required, necessary or desirable for the conduct in the usual and ordinary course of the operation of the Business and the ownership or leasing of and the uses to which the assets of the Company have been and presently are put, as described in Schedule J;

(k) "Person" includes an individual, corporation, body corporate, firm, partnership, syndicate, joint venture, association, trust, unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

(l) "Purchase Price" means $1.00;

(m) "Purchaser's Solicitors" means the law firm of Clark, Wilson, of Vancouver, British Columbia;

(n) "Shares" means the 100 Common shares without par value in the capital of the Company owned by the Vendor;

(o) "Vendor's Certificates" means the certificates or other instruments to be delivered at Closing pursuant to subsection 6.1.5;

1.2 Interpretation. For the purposes of this Agreement, except as otherwise expressly provided herein:

(a) "this Agreement" means this Agreement, including the Schedules hereto, as it may from time to time be supplemented or amended and in effect;

(b) all references in this Agreement to a designated "section", "subsection", "paragraph" or other subdivision or to a Schedule, is to the designated section, subsection, paragraph or other subdivision of or Schedule to this Agreement unless otherwise specifically stated;

(c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection, paragraph or other subdivision or Schedule;

(d) the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable a body corporate;

(e) the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import is used with reference thereto);

(f) any words used herein shall, unless otherwise defined herein or unless there is something in the subject matter or context inconsistent therewith, have the meanings ascribed to such words in the Company Act;

(g) except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(h) where the phrase "to the best of the knowledge of" or phrases of similar import are used in this Agreement, it shall be a requirement that the person or persons in respect of whom the phrase is used shall have made such due enquiries as are reasonably necessary to enable him to make the statement or disclosure;

(i) the headings to the sections, subsections and paragraphs of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(j) any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity;

(k) the language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor strictly against any of the parties;

(l) the representations, warranties, covenants and agreements contained in this Agreement shall not merge on Closing and shall continue in full force and effect from and after the Closing Date;

(m) each covenant, representation or warranty of the Vendor contained herein shall be a joint and several covenant, representation or warranty of the Vendor;

(n) all references to money in this Agreement, unless otherwise specified are or shall be to money in lawful money of Canada; if it is necessary to convert money from another currency to lawful money of Canada, such money shall be converted to lawful money of Canada at the date of Closing Date.

1.3 Schedules. The following are the Schedules to this Agreement:

Schedule A Shareholders and Shareholdings

Schedule B Business

Schedule C Key Employees

Schedule D Material Contracts

Schedule E Encumbrances

Schedule F Assets/Inventory

Schedule G Equipment Leases

Schedule H Service Marks, Trade-Marks and Trade Names

Schedule I Litigation

Schedule J Permits

SECTION 2
REPRESENTATIONS AND WARRANTIES OF THE VENDOR

2.1 Representations and Warranties. To induce the Purchaser to enter into and complete the transactions contemplated by this Agreement, the Vendor represents and warrants, as representations and warranties that are true and correct as of the date of this Agreement and that will be true and correct on the Closing Date as if such representations and warranties were made on the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period), as follows:

2.1.1 Organization and Good Standing of the Company. The Company is duly incorporated under the Company Act, is not a reporting company, is validly existing and in good standing with respect to the filing of annual reports under the Company Act, and has all necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted. The Company is in good standing with respect to the filing of annual reports in the Province of British Columbia. Neither the nature of the business of the Company nor the location or character of the property owned or leased by it requires that the Company be registered or otherwise qualified or to be in good standing in any other jurisdiction.

2.1.2 Capitalization of the Company. The issued share capital of the Company together with the names and the number, class and kind of Shares held by each of the shareholders of the Company is as set forth on Schedule A.

2.1.3 Title. The Vendor owns and has good and marketable title to all of the Shares of the Company opposite his name on Schedule A as the legal and beneficial owner thereof free of all liens, claims, charges, options and encumbrances whatsoever and the Shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of the Company.

2.1.4 Authority. The Vendor has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

2.1.5 Residency of the Vendor. The Vendor is not a "non-resident" of Canada within the meaning of Section 116 of the Income Tax Act.

2.1.6 Agreement Valid. This Agreement constitutes a valid and binding obligation of the Vendor and the Vendor is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which is violated, contravened or breached by, or under which any default would occur, as a result of the execution and delivery by the Vendor of this Agreement or the performance by the Vendor of any of the terms hereof.

2.1.7 Absence of Options, etc. The Shares represent all of the issued and outstanding shares in the capital of the Company and no Person has any agreement or option, present or future, contingent, absolute or capable of becoming an agreement or option or which with the passage of time or the occurrence of any event could become an agreement or option:

(a) to require the Company to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

(b) for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;

(c) to require the Company to purchase, redeem or otherwise acquire any of the issued shares in the capital of the Company; or

(d) to acquire the Shares or any of them.

2.1.8 Absence of Other Interest. The Company does not own any shares in or other securities of, or have any interest in the assets or business of, any other Person.

2.1.9 Absence of Undisclosed Liabilities. Except to the extent incurred subsequent to the date thereof in the ordinary and usual course of the Business of the Company, the Company does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise).

2.1.10 Accuracy of Records. All material financial transactions of the Company have been accurately recorded in the books and records of the Company and such books and records fairly present the financial position, condition and corporate affairs of the Company.

2.1.11 Absence of Unusual Transactions. Since April 26, 2004, the Company has not:

(a) transferred, assigned, sold or otherwise disposed of any of the assets used in the Business of the Company or cancelled any debts or claims except in each case in the ordinary and usual course of the Business of the Company;

(b) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and usual course of the Business of the Company;

(c) issued or sold any shares in its capital or any warrants, bonds, debentures or other corporate securities or issued, granted or delivered any right, option or other commitment for the issuance of any such or other securities;

(d) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent), other than current liabilities incurred since the date thereof in the ordinary and usual course of the Business of the Company;

(e) declared or made, or committed itself to make, any payment or any dividend or other distribution in respect of any of its shares or purchased or redeemed any of its shares;

(f) consolidated, subdivided, changed or reclassified any of its shares or otherwise altered its capital;

(g) suffered an operating loss or any material extraordinary loss or entered into any material commitment or transaction not in the ordinary and usual course of the Business of the Company;

(h) waived or surrendered any right of substantial value;

(i) made any gift of money or of any property or assets to any Person;

(j) purchased or sold any fixed assets other than those set forth in Schedule  F;

(k) amended or changed or taken any action to amend or change its memorandum or articles;

(l) increased or agreed to increase the pay of, or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to any director, employee or officer or former director, employee or officer of the Company;

(m) made payments of any kind to or on behalf of any of the Vendor or any affiliate or associate of any of the Vendor or under any management agreement with the Company save and except business related expenses and salaries in the ordinary and usual course of the Business of the Company and at the regular rates payable to them;

(n) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; or

(o) authorized or agreed or otherwise become committed to do any of the foregoing.

2.1.12 Title to Properties. The Company has good and marketable title to all of its properties, interests in properties and assets, real and personal (except as since transferred, sold or otherwise disposed of in the ordinary and usual course of the Business of the Company), free and clear of all mortgages, pledges, liens, title retention agreements, encumbrances or charges of any kind or character whatever except as shown in Schedule E and none of the Company's assets or properties are in the possession of or under the control of any other Person.

2.1.13 Leased Equipment. Schedule G sets forth a true and complete list of all equipment, other personal property and fixtures in the possession or custody of the Company which, as of the date of this Agreement, are leased or are held under license or similar arrangement and accurately describes the leases, licenses, agreements or other documentation relating thereto. All rental or other payments required to be paid by the Company pursuant to such leases or licenses have been duly paid and the Company is not otherwise in default in meeting its obligations thereunder.

2.1.14 Material Contracts. Except for the liens, charges and encumbrances listed in Schedule E, the Equipment and other personal property leases and agreements listed in Schedule G, and the contracts and agreements listed in Schedule D, the Company is not party to or bound by any material contract or commitment, whether oral or written, and the contracts and agreements listed in Schedule D are all valid and subsisting and in full force and effect and unamended, no material default exists in respect thereof on the part of the Company or any of the other parties thereto, the Vendor are not aware of any intention on the part of any of the other parties thereto to terminate or materially alter any such contracts or agreements and Schedule D lists all the present outstanding Material Contracts entered into by the Company and in the ordinary course of carrying on its Business.

2.1.15 Employment Contracts. There are no written contracts of employment, whether contracts of service or contracts for service, or collective agreements entered into with any employees employed by the Company other than those listed in Schedule K. The written contracts of employment listed in Schedule K are all in full force and effect as of the date hereof and the Company is not in default under any of the provisions thereof.

2.1.16 Employees, Etc.. Schedule C sets forth the names and titles of all of the employees of the Company, and of all personnel employed or engaged in the Business together with particulars of the material terms and conditions of employment or engagement of such persons, including rates of remuneration, benefits and positions held. All employees have been paid all salaries, wages, income and any other sum due and owing to them by the Company as at the end of the most recent completed pay period. The Vendor is not aware of any labour conflict with any of the Company's employees which might reasonably be expected to have a materially adverse effect on the operations of the Company.

2.1.17 Absence of Guarantees. The Company has not given:

(a) any guarantees with respect to the obligations of any other Person; or

(b) any indemnities, or incurred any contingent or indirect obligations, with respect to the obligation of any other Person (including any obligation to service the debt of or otherwise acquire any obligation of another Person or to supply funds to, or otherwise maintain, any working capital or other balance sheet condition of any other Person).

2.1.18 Absence of Conflicting Agreements. The Company is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, judgment or decree which would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, by the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein.

2.1.19 Litigation. Other than as set forth in Schedule I, there is not any suit, action, litigation, investigation, arbitration, administrative or other proceeding, including appeals and applications for review, in progress, pending or threatened against, or relating to the Company, which might materially and adversely affect the Business, assets, properties, future prospects or financial condition of the Company. There is not presently outstanding against the Company any judgment, decree, injunction, rule or order of any court, arbitrator or Governmental Authority.

2.1.20 Withholding. All amounts required to be withheld by the Company from its employees' salaries or wages and to be paid to any Governmental Authority pursuant to any statute have been withheld and paid.

2.1.21 Corporate Records. To the best of the knowledge of the Vendor, the Company has kept the records required to be kept by the Company Act and any other applicable corporate legislation and such records are complete and accurate and contain all minutes of all meetings of directors and members of the Company.

2.1.22 Absence of Approvals Required. Relying upon the Purchaser's representations and warranties with respect to the Investment Canada Act and the Competition Act as set forth in subsections 3.1.4 and 3.1.5, no authorization, approval, order, license, permit or consent of any Governmental Authority or court, and no registration, declaration or filing by the Vendor or the Company with any such Governmental Authority or court is required in order for the Vendor:

(a) to incur the obligations expressed to be incurred by the Vendor pursuant to this Agreement;

(b) to execute and deliver all of the documents and instruments to be delivered by the Vendor pursuant to this Agreement;

(c) to duly perform and observe the terms and provisions of this Agreement; and

(d) to render this Agreement legal, valid, binding and enforceable in accordance with its terms.

2.1.23 Permits. The Company holds all Permits, including those listed in Schedule J issued by any Governmental Authority which are necessary or desirable in connection with the conduct and operation of the Business and the ownership or leasing by the Company of its assets. The conduct and operation of the Business as now owned, leased, conducted or operated is not in breach of or in default under any term or condition of any Permits, all of which are in good standing. No notice of breach or default or defect in respect of the terms and conditions of any of the Permits has been received by the Company and the Vendor are not aware of any matters which could give rise to such notice.

2.1.24 Filings. The Company:

(a) has duly filed in a timely manner, if applicable:

(i) all federal and provincial income tax returns and election forms and the tax returns of any other jurisdiction required to be filed and all such returns and forms were completed correctly in all respects; and

(ii) all Workers' Compensation Board returns, corporation capital tax returns and other reports and information required to be filed with all applicable Governmental Authorities and all such returns and reports were completed correctly in all respects;

(b) has paid all taxes (including all federal, provincial and local taxes, assessments or other imposts in respect of its income, business, assets or property) and all interest and penalties thereon with respect to the Company for all previous years and all required quarterly instalments due for the current fiscal year have been paid;

(c) has provided adequate reserves for all taxes;

and there is no agreement, waiver or other arrangement providing for an extension of time with respect to the filing of any tax return, or payment of any tax, governmental charge or deficiency by the Company nor is there any action, suit, proceeding, investigation or claim now threatened or pending against the Company in respect of, or discussions underway with any Governmental Authority relating to, any such tax or governmental charge or deficiency.

2.1.25 Additional Tax Matters. The Company has not:

(a) made any election under Section 85 of the Income Tax Act with respect to the acquisition or disposition of any property;

(b) made any election under Section 83 of the Income Tax Act with respect to the payment out of the capital dividend account of the Company;

(c) acquired or had the use of any property from a person with whom it was not dealing at arm's length other than at fair market value;

(d) disposed of anything to a person with whom it was not dealing at arm's length for proceeds less than the fair market value thereof; or

(e) discontinued carrying on any business in respect of which non-capital losses were incurred, and any non-capital losses which the Company has are not losses from property or business investments.

2.1.26 Canadian-Controlled Private Corporations. The Company is, and has been since its incorporation, a "Canadian-controlled private corporation" within the meaning of such term under the Income Tax Act.

2.1.27 Other Canadian-Controlled Private Corporations. The Company has not filed with the Minister of National Revenue any agreement or form pursuant to Section 125(3) of the Income Tax Act for the current taxation year and the Company has never carried on business as a member of a partnership.

2.1.28 Absence of Contingent Tax Liabilities. There are not any contingent tax liabilities nor any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

2.1.29 Trade-Marks Etc.. The Company does not have and does not use any service marks, trade names, or trade-marks other than those shown in Schedule H.

2.1.30 Indebtedness to Vendor. Except for the payment of salaries and reimbursement of out-of-pocket expenses in the ordinary course of business and except for amounts disclosed in the Schedules hereto, the Company is not indebted to any of the Vendor or any directors, officers, or employees of the Company or any affiliate or associate of any of them, on any account whatsoever.

2.1.31 Condition of Assets. All assets and all other plant, machinery, facilities and equipment used by the Company in connection with the Business are in good operating condition and in a good state of maintenance and repair for equipment of similar age relative to the standards of maintenance and repair maintained by other companies carrying on a similar business in Canada.

2.1.32 Undisclosed Information. The Vendor does not have any specific information relating to the Company which is not generally known or which has not been disclosed to the Purchaser and which if known could reasonably be expected to have a materially adverse effect on the value of the Shares.

The Vendor acknowledge that the truth and accuracy of the foregoing representations and warranties shall not detract from nor impair the Vendor' obligations contained in Section 10 to indemnify the Purchaser.

2.2 Other Representations. All statements contained in any certificate or other instrument delivered at the Closing by or on behalf of the Vendor in connection with the transactions in this Agreement shall be deemed to be representations and warranties by the Vendor hereunder.

2.3 Survival. The representations and warranties of the Vendor contained in this Agreement shall survive the Closing and the payment of the Purchase Price and notwithstanding the Closing and the payment of the Purchase Price, or any investigations or enquiries made by the Purchaser prior to the Closing or the waiver of any condition by the Purchaser, the representations and warranties of the Vendor shall (except where otherwise specifically provided in this Agreement) survive the Closing and shall continue in full force and effect for the benefit of the Purchaser for a period of 2 years from the Closing Date for all matters except income tax liability or other tax matters. With respect to income tax liability of the Company or other tax matters, the representations and warranties of the Vendor shall survive the Closing and continue in full force and effect for the benefit of the Purchaser for a period of2 years from the later date of mailing of a notice of original assessment by the Minister of National Revenue and the date of mailing of a notification from the Minister of National Revenue that no tax is payable by the Company for the fiscal year of the Company ending on the Closing Date.

2.4 Reliance. The Vendor acknowledge and agree that the Purchaser has entered into this Agreement relying on the representations and warranties and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Purchaser and that no information which is now known or should be known or which may hereafter become known to the Purchaser or its officers, directors or professional advisers shall limit or extinguish the right to indemnification under Section 10.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1 Representations and Warranties. To induce the Vendor to enter into and to complete the transactions contemplated by this Agreement, the Purchaser represents and warrants, as representations and warranties that are true and correct as of the date of this Agreement and that will be true and correct on the Closing Date as if such representations and warranties were made on the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period), as follows:

3.1.1 Status of Purchaser. The Purchaser:

(a) is a corporation duly incorporated under the laws of the State of Nevada;

(b) is duly organized, validly exists and is in good standing under the laws of its jurisdiction of incorporation with respect to the filing of annual reports; and

(c) has the full power, authority, right and capacity to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth.

3.1.2 Authority to Purchase. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

3.1.3 Purchase Will Not Cause Default. Neither the execution nor the delivery of this Agreement or the other agreements and instruments contemplated hereby, nor the completion of the transactions contemplated hereby, will constitute or result in the breach of or default under any terms, provisions or conditions of, or conflict with, violate or cause any, or give to any person or Governmental Authority any right of, after the giving of a notice or lapse of time or otherwise, acceleration, termination or cancellation in or with respect to any of the following:

(a) any constating documents, charter documents or by-laws of the Purchaser or any resolution of directors or shareholders of the Purchaser;

(b) any indenture, mortgage, deed of trust, agreement, contract, lease, franchise, certificate, consent, Permit, licence or other instrument or commitment to which the Purchaser is a party or is subject, or by which it is bound or from which it derives benefit;

(c) any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which the Purchaser is bound or to which the Purchaser is subject.

3.1.4 Competition Act. The assets and gross revenues of the Purchaser and its associates are such that the transactions contemplated herein are exempted from the provisions of Part VIII of the Competition Act.

3.1.5 Survival of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing and the purchase of the Shares and notwithstanding the Closing and the purchase of the Shares the representations and warranties of the Purchaser shall continue in full force and effect for the benefit of the Vendor for a period of 2 years from the Closing Date.

3.1.6 Reliance. The Purchaser acknowledges and agrees that the Vendor have entered into this Agreement relying on the representations and warranties and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Vendor and that no information which is now known or should be known or which may hereafter become known to the Vendor or its professional advisers shall limit or extinguish the right to indemnification under Section 10.

SECTION 4
PURCHASE AND SALE

4.1 Shares. Based and relying on the representations and warranties set forth in Sections 2 and 3, the Purchaser hereby agrees to purchase the Shares from the Vendor and the Vendor agree to sell the Shares to the Purchaser, free and clear of all liens, claims, charges, options and encumbrances whatsoever and the Purchaser hereby agrees to pay the Purchase Price on the terms and conditions hereinafter set forth.

SECTION 5
CLOSING

5.1 Closing Date and Location. The transactions contemplated in this Agreement shall be completed at 10 a.m. on the 5th day of April, 2004 at the offices of the Purchaser's Solicitors, Suite 800-885 West Georgia Street, Vancouver, B.C., or at such other time or at such other location as may be mutually agreed upon in writing by the parties.

5.2 Vendor's Closing Documents. On the Closing Date, the Vendor shall deliver, or cause to be delivered, to the Purchaser the documents set forth in subsection 6.1.5 and such other documents as the Purchaser may reasonably require to perfect the purchase and sale intended by this Agreement.

SECTION 6
CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

6.1 Purchaser's Conditions Precedent. The obligation of the Purchaser to complete the purchase of the Shares is conditional upon the fulfilment of the following conditions precedent:

6.1.1 Truth and Accuracy of Representations of the Vendor. The representations and warranties of the Vendor contained in this Agreement or in any certificate or other instrument delivered by or on behalf of the Vendor shall be true and correct at the Closing with the same effect as if made on and as of the Closing Date and the Vendor shall have complied with and performed all their respective obligations, covenants and agreements herein.

6.1.2 Performance of Obligations. The Vendor shall have caused the Company to have performed and complied with all the obligations to be performed and complied with by the Company.

6.1.3 Absence of Injunctions, etc.. No injunction or restraining order of any court or administrative tribunal shall be in effect prohibiting the transactions contemplated hereby and no action or proceeding shall have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions contemplated hereby.

6.1.4 Absence of Change of Conditions. Since the date of this Agreement and prior to the Closing Date, no event shall have occurred or condition or state of facts of any character shall have arisen or legislation (whether by statute, rule, regulation, by-law or otherwise) shall have been passed which materially and adversely affects the financial condition, operations or business prospects of the Company.

6.1.5 Closing Documentation. The Purchaser shall have received from the Vendor and, where applicable, the Company the following closing documentation:

(a) share certificates representing the Shares in the name of the Vendor, duly endorsed for transfer to the Purchaser;

(b) a certified copy of resolutions of the directors of the Company authorizing the transfer of the Shares, the registration of the Shares in the name of the Purchaser and the issuance of share certificates representing the Shares in the name of the Purchaser;

(c) share certificates representing the Shares in the name of the Purchaser, signed by the President of the Company;

(d) a certified copy of the registers of members and transfers of the Company showing the Purchaser as the registered owner of the Shares;

(e) a statutory declaration sworn by the Vendor certifying, to the best of his knowledge, information and belief that the representations and warranties of the Vendor set forth in Section 2 are true and correct as of the Closing Date;

(f) releases, in form and substance satisfactory to the Purchaser, acting reasonably, executed by the Vendor in favour of the Company releasing the Company from all actions, causes of action, suits, proceedings, debts, dues, profits, expenses, contracts, damages, claims, demands and liabilities whatsoever, in law or equity, which the Vendor ever had, now has, or may have against the Company for or by reason of any matter, cause or thing whatsoever done or omitted to be done by the Company up to the Closing other than in respect of obligations of the Company to the Vendor arising in respect of:

(i) ongoing obligations to the Vendor agreed to in writing by the Purchaser;

(ii) earned but unpaid salary and unpaid benefits for the then current pay period; and

(iii) any obligations of the Company pursuant to indemnities granted to such persons by the Company in connection with their acts as directors of the Company but such indemnities shall be ineffective in respect of any act or omission which would constitute a default or breach under this Agreement or which render any representation or warranty under this Agreement untrue or inaccurate;

(g) all other necessary consents, waivers (including waivers of pre-emptive rights and rights of first refusal) and authorizations required to enable the transfer of the Shares to the Purchaser as provided for in this Agreement;

(h) the corporate minute books and all other books and records of the Company; and

(i) the seal of the Company, if any.

6.1.6 Legal Opinion. The Purchaser shall have received an opinion satisfactory to it from the Vendor' Solicitors as to the validity of the incorporation of the Company, as to the good standing of the Company, as to the validity of the issue, full payment and non-assessability of the Shares, as to the due authorization, execution and delivery of this Agreement by the Vendor and as to the valid and binding nature of this Agreement.

6.1.7 Major Clients. The Purchaser shall be satisfied, acting reasonably, that the major clients and suppliers of the Company are prepared to continue their business relationships with the Company after the Closing Date and that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein shall not constitute defaults under any of the Material Contracts.

6.2 Conditions for Benefit of Purchaser. The foregoing conditions are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date by delivery of a written waiver to that effect, signed by the Purchaser. Notwithstanding any such waiver, completion of the purchase and sale contemplated by this Agreement by the Purchaser shall not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Vendor set forth in Section 2 of this Agreement, and the representations and warranties of the Vendor set forth in Section 2 of this Agreement shall survive the completion and payment of the Purchase Price.

SECTION 7
CONDITIONS PRECEDENT TO THE VENDORS' OBLIGATIONS

7.1 Vendors' Conditions Precedent. The obligations of the Vendor to complete the sale of the Shares is conditional upon the fulfilment of the following conditions precedent:

7.1.1 Truth and Accuracy of Representations of the Purchaser. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct at the Closing with the same effect as if made on and as of the Closing Date.

7.1.2 Performance of Obligations. The Purchaser shall have complied with and performed all its obligations, covenants and agreements herein.

7.2 Conditions for Benefit of the Vendor. The foregoing conditions are for the exclusive benefit of the Vendor and may be waived by the Vendor in writing in whole or in part on or before the Closing Date by delivery of a written waiver or waivers to that effect, signed by the Vendor. Notwithstanding any such waiver, completion of the purchase and sale contemplated by this Agreement by the Vendor shall not prejudice or affect in any way the rights of the Vendor in respect of the representations and warranties of the Purchaser set forth in Section 3 of this Agreement, and the representations and warranties of the Purchaser set forth in Section 3 of this Agreement shall survive for a period of 2 years from the date hereof.

SECTION 8
CONDUCT OF BUSINESS PRIOR TO CLOSING

8.1 Conduct. Except as otherwise contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Closing Date, the Vendor shall cause the Company to do the following:

8.1.1 Conduct Business in Ordinary Course. Conduct the Company's business in the ordinary and normal course and not, without the prior written consent of the Purchaser, enter into any transaction which would constitute a breach of the representations, warranties or agreements contained herein.

8.1.2 Continue Insurance. Continue in force all existing policies, if any, of insurance presently maintained by the Company.

8.1.3 Perform Obligations. Comply with all laws affecting the operation of the Company's businesses and pay all required taxes.

8.1.4 Prevent Certain Changes. Not, without the prior written consent of the Purchaser, take any of the actions, do any of the things or perform any of the acts described in subsection 2.1.13 except as specifically permitted thereunder.

8.1.5 Compliance with Section 9. Comply with the provisions of Section 9 hereof.

SECTION 9
EXAMINATION AND WAIVERS

9.1 Access for Investigation. The Vendor shall permit the Purchaser and its employees, agents, legal counsel, accountants and other representatives, between the date of this Agreement and the Closing Date, to have access during normal business hours to the premises and to all the Key Employees, books, accounts, records and other data of the Company (including, without limitation, all corporate, accounting and tax records and any electronic or computer accessed data) and to the properties and assets of the Company and the Company will furnish, and require that the Company's principal bankers, appraisers and independent auditors and other advisors furnish, to the Purchaser such financial and operating data and other information with respect to the business, properties and assets of the Company as the Purchaser shall from time to time reasonably request to enable confirmation of the matters warranted in Section 2. It is also the intention of the parties that the Purchaser will be entitled to meet with the Company's major clients, customers and suppliers prior to Closing.

9.2 Disclosure of Information. Until the Closing and, in the event of the termination of this Agreement without completion of the transactions contemplated hereby, thereafter, the Purchaser will use its best efforts to keep confidential any information (unless otherwise required by law or such information is readily available or becomes readily available, from public or published information or sources) obtained from the Company. If this Agreement is so terminated, promptly after such termination all documents, work papers and other written material obtained from a party in connection with this Agreement and not theretofore made public (including all copies and photocopies thereof), shall be returned to the party which provided such material. Before and after Closing the Vendor and the Purchaser will not disclose the Purchase Price except as reasonably required for income tax and other reporting requirements or as required by law.

SECTION 10
INDEMNITIES

10.1 Indemnities by the Vendor of the Purchaser. Subject to the limitations set out in subsection 10.3, the Vendor covenants and agrees forthwith on demand, to indemnify and save harmless the Purchaser from and against all claims, demands, actions, causes of action, liabilities, obligations, losses, damages, costs and expenses suffered or incurred by the Purchaser or the Company, directly or indirectly, by reason of, arising out of, or in connection with:

(a) any representation or warranty of the Vendor set forth in this Agreement being untrue or incorrect; or

(b) a breach of any agreement, term or covenant on the part of the Vendor made or to be observed or performed pursuant to this Agreement,

which claims, demands, actions, causes of action, liabilities, obligations, losses, damages, costs and expenses are collectively referred to as the "Purchaser's Losses".

10.2 Clarification of Indemnities by the Vendor. With respect to the indemnities provided in subsection 10.1, the Vendor hereby:

(a) waives notice of demand for payment, performance or satisfaction of all or any part of his obligations under the indemnities given in subsection 10.1, protest, notice of protest and notice of default, any right to require that an action be brought against the Vendor, or any other person and any and all other notices and legal and equitable defences to which he may be entitled;

(b) agrees to honour the obligations under the indemnities give in subsection 10.1 forthwith upon demand and acknowledges that such liability is not contingent or conditional upon the pursuit of any remedies against the Vendor or any other person and that such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or any other indulgence which the Purchaser may from time to time grant to the Vendor or to any other person, including the acceptance of any partial payment, performance or satisfaction, or the compromise or release of any claims or the Vendor being under no obligation to pay the indebtedness under the indemnities, or any part thereof, or by the indebtedness under the indemnities becoming irrecoverable or unenforceable in whole or in part from or against the Vendor by operation of law or otherwise, none of which shall in any way modify or amend any of the Vendors' obligations under the indemnities given in subsection 10.1, which shall be continuing, irrevocable and binding on each of the Vendor as principal obligant and will survive the Closing notwithstanding the Closing or any investigations made by the Purchaser before the Closing;

(c) agrees that nothing but payment, satisfaction and performance in full of the obligations to the Purchaser under the indemnities given in subsection 10.1 shall release the Vendor from its obligations hereunder;

(d) agrees that no document, proof or other action, other than as herein set forth, is necessary as a condition of the Vendor honouring its obligations hereunder;

(e) agrees that in the event of the bankruptcy, winding-up or distribution of the assets of the Vendor, the rights of the Purchaser shall not be affected or impaired by its omission to prove its claim, or to prove its full claim, and it may prove such claim as it sees fit and may refrain from proving any claim;

(f) agrees that no term, condition or provision hereof or any right hereunder or in respect thereof shall be, or shall be deemed to have been, waived by the Purchaser except by express written waiver signed by the Purchaser, all such waivers to extend only to the particular circumstances therein specified; neither forbearance nor indulgence by the Purchaser shall constitute a waiver of any term, condition or provision to be performed or observed by the Vendor, or want of any performance or observance thereof;

(g) agrees that no action or omission on the part of the Purchaser in exercising or failing to exercise its rights hereunder or in connection with or arising from any of the Vendor's obligations under the indemnities given in subsection 10.1 or any part thereof shall make the Purchaser liable to the Vendor for any loss occasioned to the Vendor; and

(h) acknowledges and agrees that the Purchaser has entered into this Agreement relying on the representations, warranties, covenants and agreements and other terms and conditions of this Agreement and that no information which is now known, which may hereafter become known or which could upon investigation have become known to the Purchaser or any of its officers, directors or professional advisors will in any way limit or extinguish any rights any of them may have against the Vendor under subsection 10.1;

10.3 Vendor's Limitations. The indemnity obligations of the Vendor pursuant to subsection 10.1 shall be limited in the following respects:

(a) the Vendor shall only be liable for Purchaser's Losses in respect of which a claim for indemnity is made by the Purchaser on or before the applicable expiry date for the survival of the Vendor's representations and warranties set out in subsection 2.3;

(b) no obligation on the part of any Vendor to indemnify the Purchaser for Purchaser's Losses shall arise until the aggregate amount of all Purchaser's Losses in respect of which a claim for indemnity has been made by the Purchaser exceeds the sum of $50,000 and such obligation shall only apply to the aggregate amount of such Purchaser's Losses in excess of $50,000.

10.4 Indemnities by the Purchaser of the Vendor. Subject to the limitations set out in subsection 10.5, the Purchaser covenants and agrees with the Vendor to indemnify the Vendor from and against all claims, demands, actions, causes of action, liabilities, obligations, losses, damages, costs and expenses (including legal fees on a solicitor and own client basis) suffered or incurred by the Vendor, directly or indirectly, by reason of, arising out of, or in connection with:

(a) any warranties or representations on the part of the Purchaser set forth in this Agreement being untrue or incorrect; or

(b) a breach of any agreement, term or covenant on the part of the Purchaser made or to be observed or performed pursuant hereto;

which claims, demands, actions, causes of action, liabilities, obligations, losses, damages, costs and expenses are collectively referred to as "Vendor' Losses".

10.5 Purchaser's Limitations. The indemnity obligations of the Purchaser pursuant to subsection 10.4 shall be limited in the following respects:

(a) the Purchaser shall only be liable for Vendor's Losses in respect of which a claim for indemnity is made by the Vendor within 2 years of the Closing Date; and

(b) no obligation on the part of the Purchaser to indemnify the Vendor pursuant to subsection 10.4 shall arise until the aggregate amount of all Vendors' Losses in respect of which a claim for indemnity has been made exceeds the sum of $50,000, and such obligation shall only apply to the aggregate amount of Vendor's Losses in excess of $50,000 and in any event the maximum amount in respect of which the Purchaser shall be liable shall not exceed the amount of the Purchase Price.

10.6 Claims Under Vendors' Indemnities. If any claim is made by any Person against the Purchaser in respect of which the Purchaser may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject to the indemnity obligation of the Vendor as provided in subsection 10.1, the Purchaser will notify the Vendor as soon as reasonably practicable of the nature of such claim and the Vendor shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim. The defence of any such claim (whether assumed by the Vendor or not) shall be through legal counsel and shall be conducted in a manner acceptable to the Purchaser and the Vendor, acting reasonably, and no settlement may be made by the Vendor or the Purchaser without the prior written consent of the others. If the Vendor assume the defence of any claim, then the

Purchaser and the Purchaser's counsel shall cooperate with the Vendor and its counsel in the course of the defence, such cooperation to include using reasonable best efforts to provide or make available to the Vendor and its counsel documents and information and witnesses for attendance at examinations for discovery and trials. The reasonable legal fees and disbursements and other costs of such defence shall, from and after such assumption, be borne by the Vendor. If the Vendor assume the defence of any claim and the Purchaser retains additional counsel to act on its behalf, the Vendor and its counsel shall cooperate with the Purchaser and its counsel, such cooperation to include using reasonable best efforts to provide or make available to the Purchaser and its counsel documents and information and witnesses for attendance at examinations for discovery and trials. All fees and disbursements of such additional counsel shall be paid by the Purchaser. If the Vendor and the Purchaser are or become parties to the same action, and the representation of all parties by the same counsel would be inappropriate due to a conflict of interest, then the Purchaser and the Vendor shall be represented by separate counsel and, subject to the indemnity obligations of the Vendor as set out in subsection 10.1, the costs associated with the action shall be borne by the parties incurring such costs.

10.7 Claims Under Purchaser's Indemnity. If any claim is made by any Person against the Vendor in respect of which the Vendor may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject to the indemnity obligation of the Purchaser as provided in subsection 10.4, the Vendor will notify the Purchaser as soon as reasonably practicable of the nature of such claim and the Purchaser shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim. The defence of any such claim (whether assumed by the Purchaser or not) shall be through legal counsel and shall be conducted in a manner acceptable to the Vendor and the Purchaser, acting reasonably, and no settlement may be made by the Purchaser or the Vendor without the prior written consent of the others. If the Purchaser assumes the defence of any claim, then the Vendor and the Vendor's counsel shall cooperate with the Purchaser and its counsel in the course of the defence, such cooperation to include using reasonable best efforts to provide or make available to the Purchaser and its counsel documents and information and witnesses for attendance at examinations for discovery and trials. The reasonable legal fees and disbursements and other costs of such defence shall, from and after such assumption, be borne by the Purchaser. If the Purchaser assumes the defence of any claim and the Vendor retains additional counsel to act on its behalf, the Purchaser and its counsel shall cooperate with the Vendor and its counsel, such cooperation to include using reasonable best efforts to provide or make available to the Vendor and its counsel documents and information and witnesses for attendance at examinations for discovery and trials. All fees and disbursements of such additional counsel shall be paid by the Vendor. If the Purchaser and the Vendor are or become parties to the same action, and the representation of all parties by the same counsel would be inappropriate due to a conflict of interest, then the Vendor and the Purchaser shall be represented by separate counsel and, subject to the indemnity obligations of the Purchaser as set out in subsection 10.4, the costs associated with the action shall be borne by the parties incurring such costs.

10.8 Vendor's Certificate. Notwithstanding anything else contained herein, the Purchaser shall be entitled to fully pursue all rights or remedies available to it in law or in equity if either or both of the Vendor's Certificates to be delivered at the Closing pursuant to paragraph 6.1.5(e) are untrue or incorrect and nothing contained in this Agreement shall limit or restrict the claims or remedies of the Purchaser against the persons declaring such certificates, it being acknowledged by the parties that the Purchaser shall be relying on the truth of the Vendor's Certificates in completing the transaction contemplated herein.

10.9 GST. It is acknowledged and agreed by the parties that in the event any person shall be entitled to be indemnified against any such losses, there shall be included in the indemnified amount an amount equal to any goods and services tax that may be payable by the recipient of the indemnification payment.

SECTION 11
GENERAL

11.1 Public Notices. The parties agree that all notices to third parties and all publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party hereto shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

11.2 Legal and Other Fees and Expenses. Unless otherwise specifically provided herein, the parties will pay their respective legal, accounting and other professional fees and expenses, including goods and services taxes and sales tax on such fees and expenses, incurred by each in connection with the negotiation and settlement of this Agreement, the completion of the transactions contemplated hereby and the other matters pertaining hereto.

11.3 Time. Time shall be of the essence hereof.

11.4 Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or telecopied to the party to whom it is given or if mailed, by prepaid registered mail, addressed to such party at:

(a) If to the Purchaser at:

#219-10654 Whyte Avenue
Edmonton, Alberta, T6E 2A7
with a copy to the Purchaser's Solicitors at:
Suite 800-885 W. Georgia Street, Vancouver, British Columbia
|Facsimile: (604) 687-6314

(b) If to the Vendor at:

1815 Lilac Drive, Surrey, British Columbia

or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this section. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or telecopied to the party to whom it is addressed shall be deemed to have been given and received on the day it was delivered, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day.

11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the parties submit and attorn the jurisdiction of the Courts of the Province of British Columbia.

11.6 Severability. If any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby, unless in either case as result of such determination this Agreement would fail in its essential purpose.

11.7 Entire Agreement. This Agreement contains the whole agreement between the parties in respect of the subject matters hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth in this Agreement and this Agreement supersedes all of the terms of any written or oral agreement or understanding between the parties.

11.8 Further Assurances. Each of the parties will, on demand by another party, execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such further acts and things as the other may either before or after the Closing reasonably require to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement and to assure the completion of the transactions contemplated hereby, whether before or after the Closing Date.

11.9 Enurement. This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon each of the parties and, as applicable, their heirs, executors, administrators, successors and assigns.

11.10 Modifications, Approvals and Consents. No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

11.11 Assignment. The Purchaser may assign the benefit of this Agreement to any affiliate or associate of the Purchaser without the consents of the Vendor provided that notice of such assignment is delivered to the Vendor at least business days prior to Closing. The Purchaser may not otherwise assign the benefit of this Agreement except with the prior written consents of the Vendor, which consents may be arbitrarily withheld. In the event of any permitted assignment, the Purchaser shall nevertheless remain bound by the terms hereof including the obligation to pay the Purchase Price when due.

11.12 Counterparts. This Agreement may be executed in any number of counterparts or by facsimile, each of which shall together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart or facsimile.

IN WITNESS WHEREOF the parties have duly executed this Agreement.
LEGACY BODYSENTIALS INC. /s/ Brent McMullin Authorized Signatory

HIGHLAND CLAN CREATIONS CORP. /s/ Brett Stewart Authorized Signatory

SCHEDULE A

SHAREHOLDERS AND SHAREHOLDINGS

Brett McMullin - 100 Common Shares

SCHEDULE B

BUSINESS

The development and manufacture of nutritional and health related products, including in particular a nutritional supplement for youth in the form of an orange drink and a milk shake.

SCHEDULE C

KEY EMPLOYEES

Brent McMullin

SCHEDULE D

MATERIAL CONTRACTS

None

SCHEDULE E

ENCUMBRANCES

None

SCHEDULE F

ASSETS

Nutritional beverage/supplement formulations:

A. The G.P. 4.o Youth Nutritional Beverages, including the Orange Drink and Milk Shake. These smoothie drinks were developed with the assistance of Professor, Dr. Bruce Woolley, of Brigham Young University, B.C. Research Inc. located at the University of British Columbia and the Provincial Government funding through the P.A.C.E program.

B. A.S.D.E.W. herbal formulation.

C. ENERGY PLUS herbal formulation.

D. MULTI VITA-MIN nutritional mineral and vitamin formulation.

E. STRESS EZE, herbal formulation

F. CYCLE 28, herbal formulation